UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024 (January 15, 2024)

ANSYS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2600 ANSYS Drive

Canonsburg, PA 15317

(Address of principal executive offices)

Registrant’s telephone number: (844) 462-6797

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per shares	ANSS	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Ansys as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Ansys

If an emerging growth Ansys, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 15, 2024, ANSYS, Inc. (“Ansys” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ansys, Synopsys, Inc., a Delaware corporation (“Synopsys” or “Parent”), and ALTA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will merge with and into Ansys (the “Merger”), with Ansys surviving the Merger as a wholly owned subsidiary of Synopsys (the “Surviving Corporation”). Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Ansys’ Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that Ansys’ stockholders adopt the Merger Agreement.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Ansys (“Ansys Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Ansys Common Stock owned by stockholders of Ansys who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be converted into the right to receive (i) 0.3450 (the “Exchange Ratio”) of a share of common stock, par value $0.01 per share, of Synopsys (the “Synopsys Common Stock”) (the “Stock Consideration”) and (ii) $197.00 in cash, without interest (the “Per Share Cash Amount”, and in the aggregate, the “Cash Consideration”), subject to applicable withholding taxes (the foregoing clauses (i) and (ii) collectively, the “Merger Consideration”). No fractional shares of Synopsys Common Stock will be issued in the Merger, and Ansys stockholders will receive cash in lieu of any fractional shares, as specified in the Merger Agreement.

If the Merger is consummated, Ansys Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Ratio is expected to result in Ansys equityholders and Synopsys equityholders owning approximately 16.5% and 83.5%, respectively, of the combined company on a pro forma basis following the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each in-the-money option to purchase shares of Ansys Common Stock that is held by a person who, as of immediately prior to the Effective Time is no longer an employee or other service provider of Ansys or its subsidiaries (each, a “Specified Option”) will be canceled and extinguished without any action on the part of any person, and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the total number of shares of Ansys Common Stock subject to such option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the per share exercise price for the Ansys Common Stock subject to such option. For purposes of the Specified Options, the “Equity Award Cash Consideration Amount” means an amount in cash equal to the sum of the Per Share Cash Amount plus the product of (i) the Exchange Ratio multiplied by (ii) the volume weighted average trading price of Synopsys Common Stock for the five consecutive trading days ending on the trading day immediately prior to the date on which the Effective Time occurs (the “Parent Measurement Price”).

Pursuant to the Merger Agreement, as of the Effective Time, each out-of-the-money option held by a person who, as of immediately prior to the Effective Time, is no longer an employee or other service provider to Ansys or any of its subsidiaries (a “Canceled Option”) shall be canceled and extinguished for no consideration.

Each option to purchase shares of Ansys Common Stock that is not a Specified Option or a Canceled Option will, without any action on the part of any person, be assumed by Synopsys and converted into an option to purchase, on the same terms and conditions as were applicable under such option, that number of shares of Synopsys Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Ansys Common Stock subject to such option, multiplied by (ii) the Conversion Ratio, at an exercise price per share of Synopsys Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for the Ansys Common Stock subject to such option, by (B) the Conversion Ratio. The “Conversion Ratio” means an amount equal to the sum of the Exchange Ratio plus the quotient obtained by dividing the Per Share Cash Amount by the Parent Measurement Price.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding restricted stock unit that (i) is vested but not yet settled as of immediately prior to the Effective Time, (ii) is outstanding as of immediately prior to the Effective Time and was granted to a non-employee member of the Company’s board of directors, (iii) vests effective as of the Effective Time in accordance with its terms, or (iv) is outstanding and not forfeited in accordance with its terms immediately prior to the Effective Time and held by a person who, as of immediately prior to the Effective Time, is no longer an employee or other service provider to the acquired companies (each, a “Specified RSU”) will, without any action on the part of any person, be canceled and extinguished, and the holder thereof will be entitled to receive (x) the Merger Consideration on the same terms and conditions as outstanding shares of Ansys Common Stock and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to each restricted stock unit, with the number of shares of Ansys Common Stock subject to those restricted stock units that are performance-based to be determined based on the attainment of applicable performance metrics at (x) the actual level of performance for performance periods that lapsed in the ordinary course prior to the Effective Time or (y) for each other such restricted stock unit that is performance-based, greater of the target or actual level of performance, as determined by the Company’s board of directors or a committee thereof immediately prior to the Effective Time. Each unvested restricted stock unit that is not a Specified RSU, will, without any action on the part of any person, be converted into that number of Synopsys restricted stock units, rounded to the nearest whole share, equal to the product of (i) the number of shares of Ansys Common Stock subject to such restricted stock units (and, for restricted stock units that are performance-based, such number of shares of Ansys Common Stock shall be based on the attainment of the applicable performance metrics at (x) the actual level of performance for performance periods that lapsed in the ordinary course prior to the Effective Time or (y) for each other restricted stock unit that are performance-based, greater of the target or actual level of performance, as determined by the Company’s board of directors or a committee thereof immediately prior to the Effective Time), including any accrued but unpaid dividend equivalents thereon, multiplied by (ii) the Conversion Ratio. Any converted restricted stock units will remain subject to the same terms and conditions as were applicable to the underlying restricted stock unit immediately prior to the Effective Time, provided that any restricted stock unit that is performance-based, will only be subject to time-based vesting following the Effective Time.

With regard to the Stock Consideration, if the aggregate number of shares of Synopsys Common Stock to be issued in connection with the Merger would exceed 19.9999% of the shares of Synopsys Common Stock issued and outstanding immediately prior to the Effective Time (the “Maximum Share Number”), (a) the Exchange Ratio will be reduced to the minimum extent necessary such that the aggregate number of shares of Synopsys Common Stock to be issued in connection with the Merger does not exceed the Maximum Share Number and (b) the Per Share Cash Amount will be correspondingly increased to offset such adjustment.

Governance

Pursuant to the Merger Agreement, Synopsys and Ansys will mutually select two members of the board of directors of Ansys to become members of the board of directors of Synopsys at the Effective Time. If Closing occurs less than six months prior to the next annual meeting of Synopsys’ stockholders, Synopsys will nominate each such director for election at such meeting.

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Ansys Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Merger under other certain antitrust and foreign investment regimes, (3) the absence of any order, injunction or law prohibiting the Merger, (4) the effectiveness of the registration statement of Synopsys pursuant to which shares of Synopsys Common Stock to be issued in the Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”), (5) the shares of Synopsys Common Stock to be issued in the Merger being approved for listing on Nasdaq, (6) the accuracy of the other party’s representations and warranties, subject to certain standards set forth in the Merger Agreement, (7) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (8) the absence of a continuing material adverse effect with respect to each of Ansys and Synopsys. While the Merger is not conditioned on Synopsys or any other party obtaining debt financing, Synopsys has obtained debt financing commitments pursuant to the Debt Commitment Letter (as defined in the Merger Agreement) from the parties thereto for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. The obligations of the financing sources under the Debt Commitment Letter are subject to customary conditions. The parties anticipate the transaction to close in the first half of 2025.

No Solicitation; Board Recommendation

Ansys has also agreed not to (a) solicit proposals relating to alternative transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Board to comply with its fiduciary obligations. Ansys has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative transactions. However, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, prior to the adoption of the Merger Agreement by Ansys’ stockholders, the Board may change its recommendation and may terminate the Merger Agreement in response to an unsolicited, bona fide acquisition proposal that the Board determines in good faith constitutes a Superior Offer, subject to customary match rights. The Board may also change its recommendation in response to a Change in Circumstances.

Termination and Fees

The Merger Agreement may be terminated under certain circumstances, including (1) by either Synopsys or Ansys if the Merger is not completed by the End Date, which may be extended to January 15, 2026 under certain circumstances, (2) by either Synopsys or Ansys if any specified governmental authority has issued a final non-appealable order or injunction prohibiting the Merger, (3) by either Synopsys or Ansys if Ansys’ stockholders fail to adopt the Merger Agreement, (4) by Synopsys if Ansys’ board of directors changes its recommendation to Ansys’ stockholders to vote in favor of the adoption of the Merger Agreement, (5) by Ansys in order to accept a Superior Offer (as defined in the Merger Agreement) or (6) by Synopsys or Ansys if the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Synopsys and Ansys may also terminate the Merger Agreement by mutual written consent.

Upon termination of the Merger Agreement, (A) Synopsys, under specified circumstances, including termination following an injunction arising in connection with certain antitrust or foreign investment laws, will be required to pay Ansys a termination fee of $1,500,000,000; and (B) Ansys, under specified circumstances, including termination of the Merger Agreement by Ansys to accept and enter into a definitive agreement with respect to a Superior Proposal or by Synopsys upon the change by Ansys’ board of directors of the recommendation in favor of the Merger, will be required to pay Synopsys a termination fee of $950,000,000.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by each of Synopsys, Merger Sub, and Ansys, including, among others, covenants regarding the conduct of Ansys’ and Synopsys’ businesses during the pendency of the transactions contemplated by the Merger Agreement, the making of certain public disclosures and other matters as described in the Merger Agreement. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Ansys stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Ansys, Synopsys, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Ansys stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Ansys stockholders or other security holders. Ansys stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Ansys stockholders’ right to receive the Merger Consideration and the right of holders of Ansys equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ansys, Synopsys, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ansys’ public disclosures. Ansys acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Ansys, Synopsys, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement that Ansys will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Ansys will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 2.02	Results of Operations and Financial Condition.

On January 16, 2024, Ansys’ determined that preliminary results indicate fourth quarter annual contract value (“ACV”) is expected to exceed the high end of guidance provided in November 2023, which is expected to result in ACV for fiscal year 2023 of approximately $2.3 billion and ACV growth of approximately 13%.

ACV is a key performance metric for Ansys and is useful to investors in assessing the strength and trajectory of the business. ACV is a supplemental metric to help evaluate the annual performance of the business. Over the life of the contract, ACV equals the total value realized from a customer. ACV is not impacted by the timing of license revenue recognition. ACV is used by Ansys’ management in financial and operational decision-making and in setting sales targets used for compensation. ACV is not a replacement for, and should be viewed independently of, GAAP revenue and deferred revenue as ACV is a performance metric and is not intended to be combined with any of these items. There is no GAAP measure comparable to ACV. ACV is composed of the following: 1) the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus; 2) the value of perpetual license contracts with start dates during the period, plus; 3) the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus; 4) the value of work performed during the period on fixed-deliverable services contracts.

Ansys has not completed preparation of its financial statements for the fourth quarter or the fiscal year ended December 31, 2023. The ACV, recurring ACV and ACV growth figures provided here as of and for the fiscal year ended December 31, 2023, are preliminary and unaudited and are thus subject to change as Ansys completes its financial results.

The information contained in Item 2.02 of this report is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Item 7.01	Regulation FD Disclosure.

On January 16, 2024, Ansys and Synopsys jointly issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 15, 2024, by and among Synopsys, Inc., ANSYS, Inc. and ALTA Acquisition Corp.

99.1	Joint press release issued by Synopsys, Inc. and ANSYS, Inc., dated January 16, 2024 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Information and Where to Find It

This document relates to a proposed transaction between Synopsys and Ansys. Synopsys will file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus of Synopsys and a proxy statement of Ansys referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Ansys shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Synopsys or Ansys through the website maintained by the SEC at www.sec.gov.

The documents filed by Synopsys with the SEC also may be obtained free of charge at Synopsys’ website at https://investor.synopsys.com/overview/default.aspx or upon written request to Synopsys at Synopsys, Inc., 675 Almanor Avenue, Sunnyvale, California 94085, Attention: Investor Relations Department. The documents filed by Ansys with the SEC also may be obtained free of charge at Ansys’ website at https://investors.ansys.com/ or upon written request to kelsey.debriyn@ansys.com.

Participants in the Solicitation

Synopsys, Ansys and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ansys’ shareholders in connection with the proposed transaction. Information about Ansys’ directors and executive officers and their ownership of Ansys’ common stock is set forth in Ansys’ proxy statement for its 2023 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 28, 2023. To the extent that holdings of Ansys’ securities have changed since the amounts printed in Ansys’ proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about Synopsys’ directors and executive officers is set forth in Synopsys’ proxy statement for its 2023 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on February 17, 2023 and Synopsys’ subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Ansys’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Ansys and Synopsys, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. Examples of such forward-looking statements include, but are not limited to, statements regarding our preliminary results, expected ACV, recurring ACV, ACV growth and additional 2023 guidance which are subject to change through our audit and customary year-end close and review process. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Ansys’ and Synopsys’ businesses and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Ansys and Synopsys; (iii) Ansys’ ability to implement its business strategy; (iv) pricing trends, including Ansys’ and Synopsys’ ability to achieve economies of scale; (v) potential litigation relating to the proposed transaction that could be instituted against Ansys, Synopsys or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Ansys’ or Synopsys’ business, including current plans and operations; (vii) the ability of Ansys or Synopsys to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Synopsys’ common stock; (x) legislative, regulatory and economic developments affecting Ansys’ and Synopsys’ businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Ansys and Synopsys operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect Ansys’ or Synopsys’ financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Ansys’ or Synopsys’ ability to pursue certain business opportunities or strategic transactions; (xv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Ansys’ and Synopsys’ response to any of the aforementioned factors; and (xvi) failure to receive the approval of the stockholders of Ansys. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Ansys’ or Synopsys’ consolidated financial condition, results of operations, or liquidity. Neither Ansys nor Synopsys assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024

ANSYS, Inc.

By:	/s/ Ajei S. Gopal
Name:	Ajei S. Gopal
Title:	President and Chief Executive Officer